National General Holdings Corp. Announces Agreement to Acquire Personal Lines Policy Administration System

NEW YORK, September 14, 2017 (GLOBE NEWSWIRE) -- National General Holdings Corp. (NASDAQ:NGHC) today announced that it has entered into an agreement to acquire its personal lines policy administration system (NPS) and the related intellectual property from AmTrust for a purchase price of $200 million. The purchase price is payable in three equal installments with the first payment made upon the execution of the Agreement, the second payment payable upon the 6-month anniversary of the Agreement, and the third payment payable upon the later of the completion of the full separation and transfer of the System to National General’s operating environment and the 18-month anniversary of the Agreement in accordance with the terms of the Agreement. The Agreement also terminates the existing Master Services Agreement between National General and AmTrust, pursuant to which AmTrust previously developed and licensed the System to National General and under which National General was obligated to pay a licensing fee for use of the System until 2023. National General’s licensing fees accrued under the existing Master Services Agreement for the second quarter of 2017 were approximately $8.5 million (including reciprocal exchanges), which does not include premium from Direct General companies.
National General Chief Executive Officer Barry Karfunkel stated: “I am extremely excited about the acquisition of NPS. NPS has been a driving reason for our success and will further increase our operating leverage as we continue to grow while enhancing our enterprise value. We appreciate the support that AmTrust provided us during our early years, which gave National General the ability to grow into the $4 billion premium personal lines company with industry leading technological capabilities that we are today.  We look forward to welcoming the talented NPS staff that played a critical role in supporting our growth to National General.”
Sandler O’Neill + Partners, L.P. acted as exclusive financial advisor to the Audit Committee of the Board of Directors of National General Holdings Corp. as part of the transaction.

About National General Holdings Corp.
National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, supplemental health, and other niche insurance products.

Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate" and "believe" or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of our life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Ltd., Maiden Holdings, Ltd., or third party agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company's filings with the Securities and Exchange Commission.

Investor Contact
Christine Worley
Director of Investor Relations
Phone: 212-380-9462
Email: Christine.Worley@NGIC.com